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                                                                   Exhibit 99.B9

                           ADMINISTRATION AGREEMENT

          THIS AGREEMENT is made as of this 31st day of December, 1995, between Rembrandt Funds (the "Trust"), a Massachusetts business trust, and SEI Financial Management Corporation (the "Administrator"), a Delaware corporation.

          WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide management, administrative and shareholder servicing services to the Trust's Fixed Income Fund, Intermediate Government Fixed Income Fund, Tax-Exempt Fixed Income Fund, Global Fixed Income Fund, Limited Volatility Fixed Income Fund, Balanced Fund, Value Fund, Growth Fund, Small Cap Fund, International Equity Fund, TransEurope Fund, Asian Tigers Fund, Treasury Money Market Fund, Government Money Market Fund, Money Market Fund, Tax-Exempt Money Market Fund, Latin America Equity Fund and such other portfolios as the Trust and the Administrator may agree on (the "Portfolios"), on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

          ARTICLE 1.  Retention of the Administrator.  The Trust hereby retains
                      ------------------------------
the Administrator to act as the Administrator of the Portfolios and to furnish the Portfolios with the management, administrative and shareholder servicing services as set forth below. The Administrator hereby accepts such employment to perform the duties set forth below.

          The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust. All of the Administrator's duties shall be subject always to the objectives, policies and restrictions contained in the Trust's current registration statement under the 1940 Act, to the Trust's Declaration of Trust and By-Laws, to the provisions of the 1940 Act, and to any other guidelines that may be established by the Trust's Trustees.

          ARTICLE 2.  Other Administrative Services.  The Administrator shall
                      -----------------------------
perform or supervise the performance by others of other administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operation. The Administrator shall provide the Trustees of the Trust with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.
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          The Administrator shall provide the Trust with regulatory reporting, fund accounting and related portfolio accounting services, all necessary office space, equipment, personnel compensation and facilities (including facilities for Shareholders' and Trustees' meetings) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement.

          The Administrator shall make reports to the Trust's Trustees concerning the performance of its obligations hereunder; furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust and the Administrator shall determine desirable; and shall provide the Portfolios' Shareholders with the reports described in the Trust's current prospectus.

          The Administrator shall calculate the daily net asset value of the Portfolios in accordance with the procedures prescribed in the Trust's Registration Statement and such other procedures as may be established by the Trustees of the Trust.

          The Administrator will answer such correspondence and inquiries from shareholders, securities brokers and others relating to its duties hereunder concerning Fund performance or net asset value to the extent permitted by applicable law, and such other correspondence and inquiries on such terms as may, from time to time, be mutually agreed upon between the Administrator and the Trust.

          Also, the Administrator will perform other services for the Trust as agreed from time to time, including, but not limited to, preparation and mailing of appropriate federal income tax forms; mailing the annual reports of the Trust; preparing an annual list of Shareholders; furnishing the Trust with such reports regarding the sale and redemption of Shares as may be required in order to comply with federal and state securities law; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

          ARTICLE 3.  Allocation of Charges and Expenses.
                      ----------------------------------

          (a)  The Administrator.  The Administrator shall furnish at its own
               -----------------
               expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

          (b)  The Trust.  The Trust assumes and shall pay or cause to be paid
               ---------
               all other expenses of the Trust not otherwise allocated herein, including, without
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          limitation, organizational costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Trust's Shares under federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Administrator or any affiliated corporation, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, all fees and charges of investment advisers to the Trust. In addition, the Trust will bear distribution expenses in accordance with the Trust's Distribution Plan.

     ARTICLE 4.  Compensation of the Administrator.
                 ----------------------------------

     (a)  Administration Fee.  For the services to be rendered, the facilities
          ------------------
          furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay to the Administrator compensation at an annual rate specified in the schedules which are attached hereto and made a part of this Agreement ("Schedules"). Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly.

          If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

     (b)  Compensation from Transactions.  The Trust hereby authorizes any
          ------------------------------
          entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)
          (a) (2) (iv).

     (c)  Survival of Compensation Rights.  All rights of compensation under
          -------------------------------
          this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     ARTICLE 5.  Limitation of Liability of the Administrator.  The duties of
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the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for
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any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include directors, officers, employees and other corporate agents of the Administrator as well as that corporation itself).

     So long as the Administrator acts in good faith and with due diligence and without gross negligence, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said administration and dividend disbursing relationships to the Trust or any other service rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not effect the rights hereunder.

     The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Trust until receipt of written notice thereof from the Trust.

     ARTICLE 6.  Activities of the Administrator.  The services of the
                 -------------------------------
Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and Shareholders of the Trust are or may be or become interested in the Administrator, as directors, officers, employees and shareholders or
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otherwise and that directors, officers, employees and shareholders of the
Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a Shareholder or otherwise.

     ARTICLE 7.  Duration of This Agreement.  This Agreement shall remain in
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effect for two years after the date of the Agreement and shall continue in effect for successive periods of one year subject to review at least annually by the Trustees of the Trust unless terminated by either party on not less than ninety days written notice to the other party.

     In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may terminate this Agreement immediately.

     This Agreement shall not be assignable by either party without the written consent of the other party.

     ARTICLE 8.  Amendments.  This Agreement may be amended by the parties
                 ----------
hereto only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Trustees meeting called for the purpose of voting on such approval.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Administrator may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust, By-Laws or prospectus, or any rule, regulation or requirement of any regulatory body.

     ARTICLE 9.  Trustees' Liability.  A copy of the Declaration of Trust of the
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Trust is on file with the Secretary of State of the Commonwealth of
Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Trust individually, but binding only upon the assets and property of the Trust.

     ARTICLE 10.  Certain Records.  The Administrator shall maintain customary
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records in connection with its duties as specified in this Agreement.  Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

     In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or
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refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

     ARTICLE 11.  Definitions of Certain Terms.  The terms "interested person"
                  ----------------------------
and "affiliated person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     ARTICLE 12.  Notice.  Any notice required or permitted to be given by
                  ------
either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 680 East Swedesford Road, Wayne, PA 19087 and if to the Administrator at 680 East Swedesford Road, Wayne, PA 19087.

     ARTICLE 13.  Governing Law.  This Agreement shall be construed in
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accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 14.  Multiple Originals.  This Agreement may be executed in two or
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more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    REMBRANDT FUNDS

                                    By: /s/ Todd B. Cipperman
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                                    Attest: /s/ Robert B. Carroll
                                           --------------------------

                                    SEI FINANCIAL MANAGEMENT CORPORATION

                                    By: /s/ Sandra K. Orlow
                                       ------------------------------

                                    Attest: /s/ Robert B. Carroll
                                           --------------------------
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                                  SCHEDULE A
                            DATED DECEMBER 31, 1995
                        TO THE ADMINISTRATION AGREEMENT
                            DATED DECEMBER 31, 1995
                                    BETWEEN
                                REMBRANDT FUNDS
                                      AND
                     SEI FINANCIAL MANAGEMENT CORPORATION


Pursuant to Article 4, Section A, the Trust shall pay the Administrator compensation for services rendered to Rembrandt Funds (the "Trust") at an annual rate of .15% of the average daily net assets of the Trust which is calculated daily and paid monthly.